Exhibit 10.1

EMPLOYMENT AGREEMENT

              This Employment Agreement is made and entered into this 1st day of January 2004, by and between R-Tec Holding, Inc., an Idaho corporation (the “Company”), and its wholly owned subsidiary, R-Tec Corporation, an Idaho corporation, and Michael T. Montgomery, an individual (“Employee”).

RECITALS

              A. The Company desires to be assured of the association and services of Employee for the Company.

              B. Employee is willing and desires to be employed by the Company, and the Company is willing to employ Employee, upon the terms, covenants and conditions hereinafter set forth.

AGREEMENT

              NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

              1. Employment. The Company hereby employs Employee as the Company’s Chief Financial Officer, subject to the supervision and direction of the Company’s Board of Directors.

              2. Term. The term of this Agreement shall be for a period of three (3) years commencing on the date hereof, unless terminated earlier pursuant to Section 6 below; provided, however, that Employee’s obligations in Section 5 below shall continue in effect after such termination.

              3. Compensation; Reimbursement.

              3.1 Base Salary. For all services rendered by Employee under this Agreement, the Company shall pay Employee a base salary as set forth in Exhibit A (the “Base Salary”), attached hereto and incorporated herein. Salary payments shall be made every two weeks in equal installments. There shall be an annual evaluation of Employee’s performance. The base salary may be increased from time to time subject to the Employee’s annual evaluation and the Company’s profitability as determined by the Board of Directors. No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement.

              3.2 Additional Benefits. In addition to the Base Salary, Employee shall be entitled to the same benefits as provided to other employees of the Company upon such terms and conditions as established by the Board of Directors. A summary of current employee benefits is set forth in Exhibit B, attached hereto. In addition, Employee shall be entitled to any benefits, bonuses and/or incentive programs established by the Board of Directors for him.

              3.3 Reimbursement. Employee shall be reimbursed for all reasonable “out-of-pocket” business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement (1) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Employee under the governing laws and regulations of the Internal Revenue Code (provided, however, that Employee shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code, disallow to the Company 50% of meals and entertainment expenses); and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Employee’s business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

              4. Scope of Duties. Employee shall have such duties as may be assigned to him from time to time by the Company’s Board of Directors and such duties shall be exercised subject to the control and supervision of the Board of Directors of the Company.

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              4.1 Conflicting Activities. Employee hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Employee discover a business opportunity that does not relate in any way to the current or anticipated future business of the Company, then Employee may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Employee to the Company under this Agreement. Further, Employee may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term “business opportunity” shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

              5. Confidentiality of Trade Secrets.

              5.1 Trade Secrets. Other than in the performance of his duties hereunder, Employee agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, corporation or other business entity any information concerning the business affairs, the trade secrets or the customer lists or similar confidential information of the Company. Any technique, method, process or technology used by the Company shall be considered a “trade secret” for the purposes of this Agreement.

              5.2 Ownership of Trade Secrets; Assignment of Rights. Employee hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company’s interests. Except in the ordinary course of business, Employee shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Employee hereby assigns to the Company any rights, which he may have in any such trade secrets or proprietary information.

              6. Bases for Termination.

              6.1 Employee’s employment hereunder may be terminated at any time by mutual agreement of the parties.

              6.2 This Agreement shall automatically terminate on the last day of the month in which Employee dies or becomes permanently incapacitated. “Permanent incapacity” as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company’s Board of Directors based upon a certification of such incapacity by, in the discretion of the Company’s Board of Directors, either Employee’s regularly attending physician or a duly licensed physician selected by the Company’s Board of Directors, rendering Employee unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Employee shall be deemed to have “become permanently incapacitated” on the date the Company’s Board of Directors has determined that Employee is permanently incapacitated and so notifies Employee.

              6.3 Employee’s employment may be terminated by the Company only “with cause,” effective upon delivery of written notice to Employee given at any time (without any necessity for prior notice) if any of the following shall occur:

(a) any action by Employee which would be grounds for termination for any willful breach of duty, habitual neglect of duty and continued incapacity which is detrimental to the business of the Company;

(b) any material breach of Employee’s obligations in Section 5 above; or

(c) any material acts or events which inhibit Employee from fully performing his or her responsibilities to the Company in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Employee’s lack of honesty or Employee’s moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.

              6.4 Employee’s employment may be terminated by the Company “without cause” (for any reason or no reason at all) at any time by giving Employee 30 days prior written notice of termination, which termination shall be effective on the 30th day following such notice. If Employee’s employment under this Agreement is so terminated, the Company shall make a lump sum cash payment to Employee within 10 days after termination of an amount equal to Employee’s Base Salary for one year, plus any unreimbursed expenses accruing to the date of termination.

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              6.5 Severance Provisions. The provisions of this Sections 6 shall be subject to and deemed modified by the terms of any severance benefits granted to Employee by the Board of Directors. However, such severance benefits cannot provide Employee with less monetary compensation than he would have received under the provisions of Section. In the event of termination initiated by the Company, Employee shall be entitled to all stock options that have been issued to Employee by the Company, whether the stock options have been vested or not. In the event of acquisition, merger, takeover, sale, or other change in business form, the provisions of this contract will be deemed as valid and will continue with any new business structure or format.

              7. Injunctive Relief. The Company and Employee hereby acknowledge and agree that any default under Section 5 above may cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 5 above and without the proof of actual damages.

              8. Miscellaneous.

              8.1 Transfer and Assignment. This Agreement is personal as to Employee and shall not be assigned or transferred by Employee without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective heirs, personal representatives, successors and assigns.

              8.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

              8.3 Governing Law and Jurisdiction. This Agreement is made under and shall be construed in accordance with the laws of the State of Idaho. Any legal action, mediation or arbitration proceedings brought by any party to enforce any provision of this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of Idaho with venue in Ada County State of Idaho.

              8.4 Entire Agreement. This Agreement, together with its attachments and exhibits, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

              8.5 Modification. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

              8.6 Attorneys’ Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys’ fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

              8.7 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

              8.8 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

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              8.9 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

              8.10 Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

If to the Company: R-Tec Corporation 1471 E. Commercial Ave. Meridian, Idaho 83642 If to Employee: Michael T. Montgomery 3072 Maywood Ave. Boise, Idaho 83704

              Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

              8.11 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Employee and the Company.

              8.12 Right of Set-Off. Upon termination or expiration of this Agreement, the Company shall have the right to set-off against the amounts due Employee hereunder the amount of any outstanding loan or advance from the Company to Employee.

              8.13 Legal Representation. The parties to this Agreement acknowledge that this Agreement has been prepared by legal counsel for the Company and that each party to this Agreement has had full and adequate opportunity to review this Agreement and have the Agreement reviewed by legal counsel of their choosing.

              8.14 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by Employee and the Company.

              IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

“Employee” ______________________________ “Company” By: ___________________________ Its: ___________________________

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Exhibit A of Employment Agreement

Base Salary

For the position of Chief Financial Officer, Employee’s salary shall be $72,000.00 (seventy-two thousand dollars) per year.

Responsibilities shall include but are not limited to: Oversight of all financial transactions relating to the Company’s financial statements, cash management including AR and AP functions, direction of corporate audits, reporting for MIS (management information system) to facilitate management decision making, oversight of all payroll and HR functions, oversight of the Company’s compliance for SEC regulations, oversight of tax reports, deposits, and filings, including payroll and corporate income, oversight of preparation of Annual Report, Proxy Statements, and other related financial documentation for the Annual Shareholders meeting. The CFO will also be responsible for the Company’s operating system and ensure accuracy of the data in the system and the development of the system working with IT personnel to match the system’s capabilities with the Company’s strategic plans. The CFO will also be responsible for daily accounting functions, and in the absence of a controller or accounting personnel, will perform the necessary accounting duties for the Company.

Additions to Base Salary and Responsibilities

To the extent the Employee is asked to accept the responsibilities of Interim President and Chief Executive Officer or to fill the office of President and Chief Executive Officer, which may or may not include the original responsibilities of the CFO, the Employee’s base salary will be increased to $80,000.00 (eighty thousand dollars) per year for year one, with annual reviews and salary adjustments by the Board of Directors

Stock Options

As incentive to performance, the Employee shall be granted 500,000 stock options at $.125 (twelve and one half cents) for each of the three years of the employment contract. The options will be deemed vested at date of granting and will not be revoked or deemed void due to early severance.

Exhibit B of Employment Agreement

Summary of R-Tec Employee Benefits

-	R-Tec Corporation will provide a standard medical benefit package with Blue Cross.

-	With in this medical benefit package is a cafeteria plan for dependents.

-	Six paid holidays; New Years Day, Memorial Day, 4th of July, Labor Day, Thanksgiving Day, and Christmas Day

-	Four weeks paid personal leave per year. (Note: this personal leave can be used for sick days or vacation days at employee’s discretion.)

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-	R-Tec Corporation Retirement Program.

-	Company Bank Business card for business and travel expenses.

-	Future Profit Sharing / Bonus Plans.

-	Salary compensation program

-	Flex Time

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